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                                                                    EXHIBIT 21.1

                               CRAWFORD & COMPANY

                       LISTING OF SUBSIDIARY CORPORATIONS*

                                                                  Jurisdiction in
                         Subsidiary                               Which Organized
                         ----------                               ---------------
Crawford & Company of California                                  Delaware

Crawford & Company of Florida                                     Delaware

Crawford & Company of Illinois                                    Delaware

Crawford & Company of New York, Inc.                              New York

Crawford & Company Employment Services, Inc.                      Delaware

Risk Sciences Group, Inc.                                         Delaware

Crawford & Company (Bermuda) Limited                              Bermuda

Crawford & Company HealthCare Management, Inc.                    Delaware

Crawford & Company International, Inc.                            Georgia

Crawford & Company Subrogation and Recovery, Inc.                 Georgia

Crawford & Company Adjusters Limited                              England

Crawford Adjusters Canada Incorporated                            Canadian Federal

Crawford Healthcare Management of Norfolk and Baltimore, Inc.     Virginia

Crawford Investigation Services, Inc.                             Georgia

The Garden City Group, Inc.                                       Delaware

The PRISM Network, Inc.                                           Georgia
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*     Excludes subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the year ended December 31, 2004.